                                                                      Exhibit 11

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Three Months Ended December 31,
                                                -----------------------------------------------------------------
                                                                1997                           1996
                                                ------------------------------ ----------------------------------
                                                    Shares     Amount     EPS      Shares     Amount       EPS
                                                ------------------------------ ----------------------------------
NET INCOME ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                                $2,793                         $1,151
                                                               ======                         ======
Weighted average number of common shares:
   Shares deemed outstanding at beginning of period   16,457                         13,297
   Weighted average shares issued in acquisition          --                              5
   Weighted average shares issued for exercise of
       stock options                                      14                              8
   Weighted average shares issuable                       35                             35
                                                      ------                         ------
Weighted average number of common shares (basic):     16,506                         13,345

Weighted average common share equivalents                272                            305
                                                      ------                         ------
Weighted average number of common
       and common equivalent shares (diluted)         16,778                         13,650
                                                      ======                         ======

EARNINGS PER SHARE - BASIC                                             $0.17                             $0.09
                                                                       =====                             =====

EARNINGS PER SHARE - DILUTED                                           $0.17                             $0.08
                                                                       =====                             =====


                                                                 Six Months Ended December 31,
                                                -----------------------------------------------------------------
                                                                1997                           1996
                                                ------------------------------ ----------------------------------
                                                    Shares     Amount     EPS      Shares     Amount       EPS
                                                ------------------------------ ----------------------------------
NET INCOME ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                                $5,283                         $2,621
                                                               ======                         ======
Weighted average number of common shares:
   Shares deemed outstanding at beginning of period   13,435                         10,845
   Weighted average shares issued pursuant to
       public offering                                 2,886                          2,203
   Weighted average shares issued in acquisition          --                              2
   Weighted average shares issued for exercise of
       stock options                                      22                              4
   Weighted average shares issuable                       35                             35
                                                      ------                         ------
Weighted average number common share (basic):         16,378                         13,089

Weighted average common share equivalents                324                            255
                                                      ------                         ------
Weighted average number of common
       and common equivalent shares (diluted)         16,702                         13,344
                                                      ======                         ======
EARNINGS PER SHARE - BASIC                                             $0.32                             $0.20
                                                                       =====                             =====

EARNINGS PER SHARE - DILUTED                                           $0.32                             $0.20
                                                                       =====                             =====
